U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ---------------------
                      FORM SB-2 REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ---------------------

                                JURIS TRAVEL
                ---------------------------------------------
               (Name of small business issuer in its charter)

Nevada                            4724                            90-0006843
(State or other            (Primary Standard                   (IRS Employer
jurisdiction          of Industrial Classification            Identification
incorporation               or Code Number)                          Number)
organization)

                       2950 E. Flamingo Rd., Suite E-5
                            Las Vegas, NV  89121
                               (702) 866-5833
        (Address and telephone number of principal executive offices)
                            ---------------------

                       2950 E. Flamingo Rd., Suite E-5
                            Las Vegas, NV  89121
   (Address of principal place of business or intended principal place of business)

                       Roxana Isabel Vargas, President
                                JURIS TRAVEL
                       2950 E. Flamingo Rd., Suite E-5
                            Las Vegas, NV  89121
                               (702) 866-5833
          (Name, address and telephone number of agent for service)
                            --------------------

                        Copies of Communications to:

                         Donald J. Stoecklein, Esq.
                            Stoecklein Law Group
                                Emerald Plaza
                        402 West Broadway, Suite 400
                             San Diego, CA 92101
                               (619) 595-4882

        Approximate date of commencement of proposed sale to public:
  As soon as practicable after the registration statement becomes effective
                         --------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                       Calculation of Registration Fee

                                                      Proposed
                                           Proposed   Maximum
                               Amount to   Offering  Aggregate   Amount of
   Title of Each Class of          be      Price Per  Offering  Registration
 Securities to be Registered   Registered  Share (1) Price (1)      Fee
Common Stock, $.001 par value   250,000      $0.10    $25,000      $2.29
                               ----------  --------- ---------   ----------
            TOTAL               250,000       N/A     $25,000      $2.29
                               ==========  ========= =========   ==========

(1) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c).

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this
Registration  Statement shall thereafter become effective in accordance  with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               Subject to Completion, dated _______  __, 2002

Initial Public Offering
     PROSPECTUS


                                JURIS TRAVEL



                       250,000 Shares of Common Stock
                               $0.10 per share

The Offering

                             Per share        Total
Public Price.                  $0.10         $25,000
Commissions.                     $0            $0
Proceeds to JURIS TRAVEL.      $0.10         $25,000

We are offering to the public 250,000 shares of common stock on a "best efforts" basis through our sole officer and director. If we do not sell all 250,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account.
                          ________________________

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase. See "Risk Factors" beginning on page 4 for a discussion of certain matters that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                          ________________________

The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.

           THE DATE OF THIS PROSPECTUS IS _________________, 2002.

                              Table of Contents

Prospectus Summary                                                         1
Summary Financial Information                                              2
Capitalization                                                             2
Risk Factors                                                               3
Special Note Regarding Forward-Looking Information                         7
Use of Proceeds                                                            8
Determination of Offering Price                                            9
Dilution                                                                   9
Plan of Distribution and Terms of the Offering                            10
Litigation                                                                11
Management                                                                11
Principal Stockholders                                                    12
Description of Securities                                                 12
Legal Matters                                                             14
Experts                                                                   15
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities                                            15
Our Business                                                              16
Reports to Stockholders                                                   19
Management's Discussion and Analysis of Financial
Condition and Results of Operations                                       19
Facilities                                                                20
Market Price Of Common Stock                                              21
Dividends                                                                 21
Executive Compensation                                                    21
Certain Relationships and Related Party Transactions                      22
Shares Eligible for Future Sale                                           22
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure                                       23
Index to Financial Statements                                             24
Report of Independent Certified Public Accountant                        F-1
Balance Sheet                                                            F-2
Statement of Operations                                                  F-3
Statement of Changes in Stockholders' Equity                             F-4
Statement of Cash Flows                                                  F-5
Notes to Financial Statements                                            F-6

                             Prospectus Summary

     Juris Travel is a Development Stage Company, incorporated in the State of Nevada in January of 2002. Juris Travel is engaged in the business of marketing, selling and distributing a variety of wholesale and retail travel related products and services. As of January 31, 2002, as a result of our recent formation, we have yet to generate revenues. However, our business strategy is to generate revenue from our retail travel services, which is anticipated to consist primarily of commissions earned from travel service suppliers, such as airlines, car rental companies, resorts and hotels, for facilitating travel arrangements for these suppliers' retail customers. We plan to offer retail vacation and business travel packages to primarily law offices and the related industry, through our website, www.juristravel.globaltravel.com.

JURIS TRAVEL's address and phone number is:

     JURIS TRAVEL
     2950 E. Flamingo Rd.
     Suite E-5
     Las Vegas, Nevada 89121
     (702) 866-5833

                                The Offering

Securities Offered.                     250,000 shares of common stock

Price Per Share.                        $0.10

Minimum Purchase.                       NONE

Common Stock Outstanding
     before Offering.                   750,000 shares of common stock

Common Stock Outstanding
     after Offering.                    1,000,000 shares of common stock

Estimated Total Proceeds.               $25,000

Net Proceeds After Offering Expenses.   $19,000

Proposed OTCBB Symbol.                  JRTV

Use of Proceeds.              The proceeds of the offering
                              will be used for website development,
                              advertising and general working capital.

                        SUMMARY FINANCIAL INFORMATION

     The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:            For the Period
                                      January 23,
                                          2002
                                     (Inception) to
                                      January 31,
                                     2002 (audited)
Income Statement Data:
Revenues:                             $            0
Expenses:                                          0
                                      --------------
Net (Loss) from Operations            $            0
                                      ==============
Loss per share                        $       (0.00)
                                      ==============

Balance Sheet Data:                  For the Period
                                      January 23,
                                          2002
                                     (Inception) to
                                      January 31,
                                     2002 (audited)
Total Assets.                         $        7,500
Liabilities.                                       0
                                      --------------
Stockholders' Equity.                 $        7,500
                                      ==============

                               CAPITALIZATION

     The following table sets forth our capitalization at January 31, 2002, after giving effect to and as adjusted to give effect to the sale of the 250,000 shares offered in this prospectus.

                                                  For the Period
                                                    January 23,        AS
                                                       2002         ADJUSTED
                                                  (Inception) to
                                                    January 31,
                                                       2002
                                                     (audited)
Current Liabilities:                                     $      0  $        0

Stockholders' Equity:
     Common Stock, $0.001 par value; 100,000,000
shares authorized;
     750,000 shares issued and outstanding                    750
     1,000,000 shares issued and outstanding as
adjusted following 250,000 share offering                       0       1,000
     Preferred Stock, $0.001 par value;
20,000,000 shares authorized: no shares issued                  0           0
Additional paid-in capital                                  6,750      31,500
Deficit accumulated during development stage                    0     (6,000)
                                                       ----------  ----------
     Stockholders' Equity                                   7,500      26,500
                                                       ----------  ----------
Total Capitalization                                    $   7,500  $   26,500
                                                       ==========  ==========

                                Risk Factors

     Investors in Juris Travel should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in January 2002 and have no operating history, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

     We were incorporated in January of 2002 as a Nevada corporation. As a result of our recent start up Juris Travel has yet to generate revenues from operations and has been focused on organizational, start-up, and market analysis activities since we incorporated. Although we have product to market as a result of our license with Global Travel, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of our competition and our ability to attract and maintain key management and employees. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director, who has limited experience. The loss or unavailability to Juris Travel of Ms. Vargas's services would have an adverse effect on our business, operations and prospects.

     Our business plan is significantly dependent upon the abilities and continued participation of Roxana Isabel Vargas, our sole officer and director. Although Ms. Vargas is not irreplaceable it would be difficult to replace Ms. Vargas at such an early stage of development of Juris Travel. The loss by or unavailability to Juris Travel of Ms. Vargas's services would have an adverse effect on our business, operations and prospects. There can be no assurance that we would be able to locate or employ personnel to replace Ms. Vargas, should her services be discontinued. In the event that we are unable to locate or employ personnel to replace Ms. Vargas, then, in that event we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

Ms. Vargas is involved with other businesses and there can be no assurance that she will continue to provide services to us. Ms. Vargas's limited time devotion to Juris Travel could have an adverse effect on our operations.

     As compared to many other public companies, we do not have the depth of managerial or technical personnel. Ms. Vargas is involved with other businesses and there can be no assurance that she will continue to provide services to us. Ms. Vargas will devote only a portion, less than 10 hours per month, of her time to our activities. As our sole officer and director, decisions are made at her sole discretion and not as a result of compromise or vote by members of a board.

We are highly dependent on Global Travel International for our travel services.

     We have entered into a Travel Agency Agreement with Global Travel International that provides us with our ability to book travel arrangements. If Global Travel International were to become insolvent or choose to discontinue the supply of our travel services, it may have a material adverse effect on our business and plan of operations. Without the ability to book our travel arrangements through Global Travel International, we would be forced to seek alternative travel booking relationships. We have located alternative travel booking companies for travel booking arrangements of the same or similar services provided by Global Travel International; however, there is no assurance that the travel services would be available on the same price margins or quantities as those travel services provided by Global Travel International.

We will require additional financing in order to implement our marketing plan.

     Due to our start-up nature, we will have to incur the costs of developing professional marketing materials, hiring new employees and commencing marketing activities for our travel services. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to maintain minimum operations and working capital requirements and will assist us in further developing our initial business operations.

     Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders may lose part or all of their investment.

We may never become profitable or sell any of our travel services.

     We have had no revenue since our incorporation in January 2002. We have yet to undertake the sale of our travel services; however have commenced the development of our website. Even after we commence the sale of our travel services there is no guarantee that we will become profitable. Our industry is highly competitive and there is no guarantee that we will be able to secure the business of our target buyers.

Our revenues may be adversely affected by declines in or elimination of commissions paid by airlines.

     A substantial majority of our revenues depends on the commissions paid by airlines for bookings made through our online travel service. Generally, we will not have long-term written commission agreements with any of the airlines. As is standard practice in the travel industry, we rely on informal arrangements for the payment of commissions, which applies, to all travel agencies. Travel suppliers are not obligated to pay any specified commission rate for customer bookings made online through our website. We cannot assure you that airlines, hotel chains or other travel suppliers will not reduce current industry commission rates or eliminate commissions entirely, either of which could reduce or substantially eliminate our revenues.

Regulatory changes may impact on our business.

     The laws and regulations applicable to the travel industry affect us and our travel suppliers. We must comply with laws and regulations relating to the sale of travel services, including those prohibiting unfair and deceptive practices and those requiring us to register as a seller of travel, comply with disclosure requirements and participate in state restitution funds. In addition, many of our travel suppliers and computer reservation systems providers are heavily regulated by the United States and other governments. Our services are indirectly affected by regulatory and legal uncertainties affecting the businesses of our travel suppliers and computer reservation systems providers. For example, to the extent federal regulators take action to regulate the number of flights scheduled for arrival and departure at similar times to alleviate delays and bottlenecks at airports, and to reduce and control air traffic at peak times, the airlines may incur greater costs to operate. In turn, the airlines could attempt to recover their costs by reducing commissions or passing those costs on the consumer in the form of higher ticket prices. Reductions in commissions could result in a decrease in our revenue. Higher ticket prices could result in less leisure travel, which in turn could negatively impact our revenue.

     We must comply with laws and regulations applicable to online commerce. There is currently uncertainty about whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services. It is possible that laws and regulations may be applied to us or adopted to address these issues which could adversely affect our online operations. New laws or different applications of existing laws would likely impose additional burdens on our online business and may result in a decrease in or elimination of the commercial online services we offer. This could in turn decrease the products and services we offer or increase our cost of operations.

We may be unable to keep up with rapid technological changes which may render our technology obsolete or decrease the competitiveness of our services.

     Due to our limited capital resources we may not be able to keep up with rapid technological changes. Technological changes may render our online agent interactive capabilities obsolete. To the extent we are unable to continue to invest in improving our systems, including the online agent interactive capabilities, or such investments fail to produce additional revenue, it could have a material adverse effect on our business, financial condition and results of operation. To remain competitive in the online travel industry, we must continue to enhance and improve the functionality and features of our websites. The Internet and the online commerce industry are rapidly changing. In particular, the online travel industry is characterized by increasingly complex systems and infrastructures. If competitors introduce new services embodying new technologies, or if new industry standards and practices emerge, our existing websites and proprietary technology and systems may become obsolete. In addition, we may be unable to access, acquire or license new technology. To the extent we have capitalized costs with respect to technological developments that have been rendered obsolete we may have to write off those costs, which may adversely affect our financial results, and our ability to raise future capital. Our future success will depend on our ability to do the following:

*    enhance our existing services;
* develop and license new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers and suppliers; and
* respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

     Developing our websites and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our websites, transaction-processing systems and network infrastructure to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, our customers and suppliers may forego the use of our services and use those of our competitors, which may result in lower revenue to us. Our costs may increase as a result of our efforts to acquire, develop or license new technology. We may be required to invest significantly in improving our systems at a time when our capital resources are limited or otherwise unavailable to us.

Declines or disruptions in the travel industry could reduce our revenues.

     We rely on the health and growth of the travel industry. Travel is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce travel are likely to reduce our revenues. These may include:

* price escalation in the airline industry or other travel-related industries;
*    increased occurrence of travel-related  accidents;
*    airline or other travel-related strikes;
*    political instability;
*    regional hostilities and terrorism; and
*    bad weather.

Our auditor's report reflects the fact that without realization of additional capital, it would be unlikely for us to continue as a going concern.

     As a result of our deficiency in working capital at January 31, 2002 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to seek additional funding through this offering and future equity private placements or debt facilities.

We may not compete successfully in our industry.

     There are a number of companies that compete directly and indirectly with us. Many of these companies have financial, technical, marketing, sales, contacts, and other resources that are significantly greater than ours. In addition, some of these companies have name recognition, established positions in the market, and long-standing relationships with customers who purchase their travel related services. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop travel related products and services that render our products and services less marketable.

Investors may never see a return on their investments as management may not pay dividends, and the stock may not go up in value.

     The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. As a result of our inability or management's decision not to pay dividends, and the failure of our stock to go up in value, investors may not see a return on their investments.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price.

     As of the date of this prospectus, there is no public market for our common stock. Although we plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

About this Prospectus

     You should only rely on the information contained in this prospectus.
We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Available Information

     We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Exchange Act of 1934, we will file reports and other information with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended.

     All of our reports can be reviewed through the SEC's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC's website (http://www.sec.gov).

     We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year.

     We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

                               USE OF PROCEEDS

     The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing, development of our travel services product packaging, our ability to establish collaborative arrangements, the initiation of commercialization activities, and the availability of other financing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash, the maximum proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering.

     The proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $25,000. We intend to utilize the estimated net proceeds following the offering for the following purposes:

                                              Offering Proceeds
Total Proceeds                                     $25,000

Less: Offering Expenses
 Legal                                              $5,000
    Copying, Printing & Advertising                  $500
    Other expenses                                   $500
                                               ---------------
Net Proceeds from Offering                         $19,000
                                               ===============
Use of Net Proceeds

     Website Development                            $6,000
     Advertising (1)                                $9,000
     Working Capital                                $4,000
                                               ----------------
Total Use of Proceeds                              $25,000
                                               ================

(1) Advertising includes expenditures for advertising in law related informational material such as the Federal Bar Association magazine, California Bar Journal, and Daily Bar Journal.

     We intend to apply the balance of the proceeds of the offering to working capital. Our management will have broad discretion with respect to the use of proceeds retained as working capital. Such proceeds may be used to defray overhead expenses, purchase capital equipment, fund expansion and negative cash flow positions and for future opportunities and contingencies that may arise.

                       DETERMINATION OF OFFERING PRICE

     We have arbitrarily determined the initial public offering price of the shares. We considered several factors in such determination. Including the following:

*    our start up status;
* prevailing market conditions, including the history and prospects for the industry in which we compete;
*    our future prospects; and
*    our capital structure.

     Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                                  DILUTION

     The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

     At January 31, 2002 our common stock had a pro forma net tangible book value of approximately $7,500 or $0.01 per share. After giving effect to the receipt of the net proceeds from this offering offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at January 31, 2002, would have been $26,500 or $0.03 per share, representing an immediate increase in net tangible book value of $0.02 per share to our present stockholders, and immediate dilution of $0.07 per share to investors, or 73.50%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...                                      $0.10
Net tangible book value per share before offering                $0.01
Increase per share attributable to investors                     $0.02
Pro forma net tangible book value per share after offering       $0.03

Dilution per share to investors                                  $0.07

     The following table summarizes, as of January 31, 2002, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering. The table assumes the sale of the 250,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

                          Shares Purchased       Total Cash      Average
                                                Consideration     Price
                                                                   Per
                                                                  Share

                           Amount    Percent  Amount   Percent
Original Stockholders      750,000     75%    $7,500     23%      $0.01
Public Stockholders        250,000     25%    $25,000    77%      $0.10
                         ----------  -------  -------  -------
     Total                1,000,000   100%    $32,500    100%
                         ==========  =======  =======  =======

               PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

     This is a "direct public" offering. We will not receive any proceeds of the offering unless we sell all of the 250,000 shares offered in this prospectus. If all of the shares are not sold, subscribers will lose the use of their funds for the offering period of up to 180 days; the funds invested by them will be promptly returned to the subscribers at the end of the offering without interest and without deduction.

     We are offering Two hundred Fifty thousand (250,000) shares at ten cents ($0.10) per share. We can give no assurance that the shares will be sold.
If subscriptions are received for fewer than 250,000 shares, no shares will be sold.

     Funds received prior to reaching the 250,000 shares will be held in a non-interest bearing impound account and will not be used until the offering is completed. If we do not sell 250,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the 180 days. Our sole officer and director will have sole authority over the funds raised, including the funds prior to completion of the offering.

     If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of 180 days after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

     We will sell the shares on a "best efforts basis" through our sole officer and director, Roxana Isabel Vargas, who will not receive any compensation in connection with the sale of shares, although we will reimburse her for expenses incurred in connection with the offer and sale of the shares. Ms. Vargas will be relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, she must be in compliance with all of the following:

*    she must not be subject to a statutory disqualification;
* she must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

*    she must not be an associated person of a broker-dealer;
* she must restrict participation to transactions involving offers and sale of the shares;
* she must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
* she must restrict participation to written communications or responses to inquiries of potential purchasers.

     Ms. Vargas intends to comply with the guidelines enumerated in Rule 3a4-
1.  Ms. Vargas has no current plans to purchase shares in the offering.

     You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel.

                                 LITIGATION

     We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

                                 MANAGEMENT

     The members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, Roxana Isabel Vargas is our sole officer and director. Information as to the director and executive officer is as follows:

Name                    Age  Title
Roxana Isabel Vargas    25   President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Roxana Isabel Vargas is the President, Secretary/Treasurer and Director of Juris Travel. From September, 2001, to present, Ms. Vargas has been employed by the Clark County School District in Las Vegas, Nevada. From September, 1999 to June, 2000 Ms. Vargas was teaching for the Los Angeles School District. From 1994 to September, 1999 Ms. Vargas attended Long Beach State where she earned her Bachelor's Degree in Education. While working in the educational fields, Ms. Vargas acquired a usefulness and education on travel related services. Ms. Vargas's knowledge of the travel services created her interest in developing a method of marketing travel services through the Internet and other retail channels, primarily to the legal industry.

                           PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 250,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock and Roxana Isabel Vargas, our sole officer and director. The address of each person is care of Juris Travel.

                                                      Percent      Percent
                                           Number      Before       After
     Name of Beneficial Owner (1)            Of       Offerin     Offering
                                           Shares        g
Roxana Isabel Vargas                       750,000      100%         75%
All Directors, Officers and Principle
Stockholders as a Group                    750,000      100%         75%

  (1) "Beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days from the date of this prospectus.

                          DESCRIPTION OF SECURITIES

Common Stock

     Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 750,000 shares were outstanding as of the date of this prospectus. Upon sale of the 250,000 shares, we will have outstanding 1,000,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Juris Travel, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

     Our Articles of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

*    adopt resolutions;
*    to issue the shares;
*    to fix the number of shares;
*    to change the number of shares constituting any series; and

*    to provide for or change the following:
     -    the voting powers;
     -    designations;
-    preferences; and
- relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
          -    dividend rights (including whether dividends are cumulative);
          -    dividend rates;
          -    terms of redemption (including sinking fund provisions);
          -    redemption prices;
          -    conversion rights; and
          - liquidation preferences of the shares constituting any class or series of the preferred stock.

     In each of the listed cases, we will not need any further action or vote by the stockholders.

     One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

     The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

*    20 to 33?%
*    33?% to 50%
*    more than 50%.

     A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

     The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which;

* has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
* does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Juris Travel, regardless of whether such acquisition may be in the interest of our stockholders.

     The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of Juris Travel. This Statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The Statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

* an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
* an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
* representing 10 percent or more of the earning power or net income of the corporation.

     An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

* the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which she became an interested stockholder, whichever is higher;
* the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
* if higher for the holders of Preferred Stock, the highest liquidation value of the Preferred Stock.

                                LEGAL MATTERS

     The Stoecklein Law Group of 402 West Broadway, Suite 400, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

                                   EXPERTS

     The financial statements of Juris Travel as of January 31, 2002 are included in this prospectus and have been audited by G. Brad Beckstead, C.P.A., an independent auditor, as set forth in his report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

                         DISCLOSURE OF COMMISSION'S
         POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     No director of Juris Travel will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

*    any breach of the director's duty of loyalty to us or our stockholders
* acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
*    or under applicable Sections of the Nevada Revised Statutes
* the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
* for any transaction from which the director derived an improper personal benefit.

     The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

     Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Juris Travel. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Juris Travel in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

We undertake the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                OUR BUSINESS

Overview

     Juris Travel is a Development Stage Company, incorporated in the State of Nevada in January of 2002. Juris Travel is engaged in the business of marketing, selling and distributing a variety of wholesale and retail travel related products and services. As of January 31, 2002, as a result of our recent formation, we have yet to generate revenues. However, our business strategy is to generate revenue from our retail travel services, which is anticipated to consist primarily of commissions earned from travel service suppliers, such as airlines, car rental companies, resorts and hotels, for facilitating travel arrangements for these suppliers' retail customers. We plan to offer retail vacation and business travel packages to primarily law offices and the related industry, through our website, www.juristravel.globaltravel.com.

     To date, our only activities have been organizational, directed at acquiring our Travel Agency Agreement with Global Travel International and raising the initial capital and developing our business plan. We have not commenced any commercial or other operations. We have no full time employees and own no real estate.

Acquisition of the Travel Agency Agreement

     On February 19, 2002, we entered into a Travel Agent Agreement with Global Travel International. Global Travel International is recognized by the travel industry's major professional organizations, including the Airline Reporting Corporation (ARC), the International Airlines Travel Agent Network (IATAN), and the Cruise Lines International Association (CLIA). The Travel Agent Agreement grants us a right to offer travel services from travel service suppliers, such as airlines, car rental companies, resorts and hotels, for facilitating travel arrangements for these suppliers' retail customers. The consideration for Global Travel International providing the Travel Agency Agreement was Global Travel Internationals ability to earn more commissions through a wider distribution channel of offering travel services through Juris Travel, in addition to receiving an initiation fee of $495, yearly fees of $129, individual agent fees of $129 per year, per agent, and a 50% split of the commissions received from the travel service suppliers. The Travel Agent Agreement will continue on a yearly basis unless terminated by either party.

Our Business Strategy

     A key component of our business strategy is to focus our limited resources in two segments: the business to consumer and business to business travel arena. We intend to initially concentrate our resources on the business to business online travel arena, where our objective is to sell to law offices and related industry business travel and leisure travel.

     We intend to fulfill demand for our travel products, in both the business to business and business to consumer online travel arenas, by aggregating our inventory of packaged leisure and business travel products offered by Global Travel International, through us, by using the Internet as the delivery platform. By implementing this strategy we believe that we can become profitable with a minimum number of employees, a minimum amount of office square feet, and a minimal amount of cash outlay.

     In order to implement our business strategies, we have undertaken the following strategic initiatives:

* Utilization of current travel related technologies. We have received from Global Travel International software relating to processing on-line queries, vacation packaging, booking transactions, and making travel reservations, all of which are currently available to travel agents and consumers. Additional software systems available include Tourscape, Tourwise, Bookit, and Bookit Pro. Each of these software systems is designed to assist us in developing and packaging customized travel plans and reservations for our targeted market. In addition to the software provided by Global Travel International, we may license some of these non-proprietary technologies and software systems on a non-exclusive basis. Some of our competitors also use these software systems.

* Specialized Knowledge and Expertise in Certain Consumer Areas. We are planning on focusing our primary marketing and selling efforts to the law arena, such as the various legal newspapers, bar journals, and various Internet sites and legal conventions.

* Strategic Relationship with Suppliers. As a result of the relationship of Global Travel International, and its magnitude of agents, approximately 40,000, we will piggy back negotiated arrangements with major hotels and resorts, airlines, cruise and auto rental companies, which will allow us to offer competitive pricing and give us access to a broader inventory base than suppliers who lack these relationships. These arrangements, however, are not exclusive and our competitors may obtain similar arrangements.

     We anticipate that our online booking engines and our primary website, www.juristravel.globaltravel.com, will be developed and operational within the next six months. We believe that the $25,000 raised in this offering will provide sufficient capital to commence operations and be in business for 12 months. We plan to raise additional capital through additional equity or debt financings in the future. We have not had any discussions with any person or entity in reference to such financings.

Risk Management Insurance

     We do not maintain a liability insurance program, as we have not commenced the distribution of products or services to the general public or others. Our proposed insurance program, once implemented, will include property, casualty, and comprehensive general liability coverage. Management believes that the proposed insurance program is adequate. There can be no assurance that we will be able to maintain such liability insurance.

Competition

     The market for travel related products and services is highly competitive in all of our channels of potential distribution. Our competitors include:

* Internet travel agents such as Travelocity, Expedia and American Express Interactive, Inc.;
*    Local, regional, national and international traditional travel agencies;
* Consolidators and wholesalers of airline tickets, hotels and other travel products, including online consolidators such as Cheaptickets.com and Priceline.com and online wholesalers such as Hotel Reservations Network, Inc.;
* Airlines, hotels, rental car companies, cruise operators and other travel service providers, whether working individually or collectively, some of which are suppliers to us;

*    Operators of travel industry reservation databases; and
*    Airlines direct website distribution known as Orbitz.

     Many of our current competitors have:

*    Longer operating histories;
*    Larger customer bases;
*    Greater brand recognition;
*    Higher amounts of user traffic
* Significantly greater financial, technical, marketing and other resources; and
* The ability to enter into strategic or commercial relationships with larger, more established and well-financed companies.

     Moreover, due to the low cost of entering the market, competition may intensify and increase in the future. This competition may limit our ability to grow or become profitable or result in a loss of market share in the future.

Government Regulation

     The laws and regulations applicable to the travel industry affect us and our travel suppliers. We must comply with laws and regulations relating to the sale of travel services, including those prohibiting unfair and deceptive practices and those requiring us to register as a seller of travel, comply with disclosure requirements and participate in state restitution funds. In addition, many of our travel suppliers and computer reservation systems providers are heavily regulated by the United States and other governments. Our services are indirectly affected by regulatory and legal uncertainties affecting the businesses of our travel suppliers and computer reservation systems providers. For example, to the extent federal regulators take action to regulate the number of flights scheduled for arrival and departure at similar times to alleviate delays and bottlenecks at airports, and to reduce and control air traffic at peak times, the airlines may incur greater costs to operate. In turn, the airlines could attempt to recover their costs by reducing commissions or passing those costs on the consumer in the form of higher ticket prices. Reductions in commissions could result in a decrease in our revenue. Higher ticket prices could result in less leisure travel, which in turn could negatively impact our revenue.

     In addition, we cannot predict whether new legislation or regulations governing the Juris Travel's activities will be enacted by legislative bodies or promulgated by agencies regulating our activities, or what the effect of any such legislation or regulations on our business would be.

Employees

     We are a development stage company and currently have no employees. We are currently managed by Roxana Isabel Vargas, our sole officer and director. We look to Ms. Vargas for her entrepreneurial skills and talents. For a discussion of Ms. Vargas's experience, please see "Directors and Executive Officers." We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any full-time employees in the near future. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire our stock which would dilute the ownership interest of holders of existing shares of our common stock.

                           REPORTS TO STOCKHOLDERS

     We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information will be available through the Commission's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission's website (http://www.sec.gov).

     We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with by the financial statements section.

Overview

     Juris Travel, which was incorporated in Nevada in January 2002, is a Development Stage Company, engaged in the business of marketing travel services to the legal industry. Juris Travel arranges its travel through Global Travel International, a travel company recognized by the travel industry's major professional organizations, including the Airline Reporting Corporation (ARC), the International Airlines Travel Agent Network (IATAN), and the Cruise Lines International Association (CLIA).

          We have a limited operating history and have not generated revenues from the sale of any services. Our company and services are the result of an agreement, which was entered into between Juris Travel and Global Travel International, which resulted in Juris Travel booking its travel services through Global Travel International. Our activities have been limited to the negotiation of an agreement and preliminary market analysis. Consequently, we have incurred the expenses of start-up. Future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of competition and our ability to deliver travel services while maintaining quality and controlling costs. As a result of our lack of liabilities, our current cash position allows us to maintain a status quo position for a period of approximately six months. However; this position will not allow us to pursue any significant business opportunity.

Plan of Operation

     Since our incorporation on January 2002, we have not been engaged in any significant operations nor have we had any revenues, as we are in the development stage. Our only recent activities through January 31, 2002 include organization of the Company, the negotiation and execution of the Travel Agency Agreement, and research over the Internet to determine methods of acquiring market share presence without significant start up expenses.
Our goal is to distribute our own product line of travel services, primarily through Internet generated sales, at the most cost efficient method. Our customer focus will be a niche market of legal related travel.

     During the next 12 months we plan to focus our efforts on the development of our marketing program and establishing our website, www.juristravel.globaltravel.com, for secure travel services purchases.

     Until an infusion of capital from this offering, we will not be able to commence operations. We currently have insufficient capital to commence operations and are dependent on the proceeds of this offering to begin such operations. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $25,000 to continue operations for the next 12 months based on our capital expenditure requirements. Capital will be raised pursuant to this offering.

     After this offering, we will require additional funds to maintain and expand our operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

     Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may continue to experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

     We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product packaging, provide order fulfillment through the Internet, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

                                 FACILITIES

     We currently maintain a mailing address 2950 E. Flamingo Rd, Suite E-5, Las Vegas, NV 89121. Rent is paid on a yearly basis at $180. Additionally, Ms. Vargas, our sole officer and director, occasionally will utilize her home to conduct business on our behalf. Ms. Vargas does not receive any remuneration for the use of her home or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until our business plan is more fully implemented.

     As a result of our agreement with Global Travel International we do not require personnel other than Ms. Vargas to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however it is unknown at this time how much space or how many individuals will be required.

                        MARKET PRICE OF COMMON STOCK

     We may file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

     As of January 31, 2002 there was 1 stockholder of our common stock.

                                  DIVIDENDS

     The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

     We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board's assessment of:
*    our financial condition;
*    earnings;
*    need for funds;
*    capital requirements;
*    prior claims of preferred stock to the extent issued and  outstanding;
and
*    other factors, including any applicable laws.

     Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                           EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation of our sole officer and director, Roxana Isabel Vargas from inception (January 23, 2002) to January 31, 2002.

Summary Compensation Table
                                                              Long Term
                               Annual Compensation          Compensation
Name and Principal                         Other Annual  Restricted
     Position        YTD   Salary  Bonus   Compensation    Stock    Options
Roxana Isabel
Vargas, President,
Secretary Treasurer  2002   $-0-    -0-        -0-       750,000(1)   -0-

(1) The 750,000 shares of Restricted Common Stock were purchased by Roxana Isabel Vargas, at $0.01 per share.

Board Committees

     We do not currently have any committees of the Board of Directors. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

     The transfer agent for the common stock will be Pacific Stock Transfer, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Office services are provided without charge by the Company's director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The estimated fair market value for such facilities are estimated to be $600 per annum.

                       SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     Upon completion of this offering, we will have outstanding an aggregate of 1,000,000 shares of common stock, assuming all of the 250,000 shares are sold.

     Of these shares, the 250,000 shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining 750,000 shares of common stock held by our existing stockholder are "restricted securities" as that term is defined in Rule 144 under the Securities Act. The shares making up the 750,000 were issued on the following date: 750,000 were issued on January 23, 2002. All restricted shares are held by officers, directors, or affiliates. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

* no restricted shares will be eligible for immediate sale on the date of this prospectus; and
* the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective one-year holding periods, subject to restrictions on such sales by affiliates.

     In general, under Rule 144 as currently in effect, beginning 90 days after the Effective Date, an affiliate of Juris Travel, or person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

*    one percent of the then outstanding shares of our common stock; or
* the average weekly trading volume of our common stock in the Over-the-Counter Bulletin Board during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC.

     Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice, and the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Juris Travel at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the resale limitations.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

In January 2002, we engaged the services of G. Brad Beckstead, C.P.A. of Las Vegas, Nevada, to provide an audit of our financial statements for the period from January 23, 2002 (inception) to January 31, 2002. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

                                JURIS TRAVEL

                        INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT                                             F-1
BALANCE SHEET                                                            F-2
STATEMENT OF OPERATIONS                                                  F-3
STATEMENT OF STOCKHOLDERS' EQUITY                                        F-4
STATEMENT OF CASH FLOWS                                                  F-5
NOTES TO FINANCIAL STATEMENTS                                        F-6-F-9

G. BRAD BECKSTEAD
Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                             702.362.0540 fax

                        INDEPENDENT AUDITOR'S REPORT

February 13, 2002

Board of Directors
Juris Travel
Las Vegas, NV

I have audited the Balance Sheet of Juris Travel (the "Company") (A Development Stage Company), as of January 31, 2002, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period January 23, 2002 (Date of Inception) to January 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Juris Travel (A Development Stage Company) as of January 31, 2002, and the results of its operations and cash flows for the period January 23, 2002 (Date of Inception) to January 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not
include  any  adjustments  that  might  result  from  the  outcome  of   this
uncertainty.



G. Brad Beckstead, CPA


                                Juris Travel
                        (a Development Stage Company)
                                Balance Sheet

                                                                January 31,
                                                                   2002
Assets

Current assets:
  Cash                                                          $     7,500

                                                                   --------
     Total current assets                                             7,500

                                                                   --------
                                                                $     7,500
                                                                   ========

Liabilities and Stockholder's Equity
Current liabilities:                                            $         -
     Total current liabilities                                            -
                                                                   --------
Stockholders' equity:

Preferred stock, $0.001 par value, 20,000,000 shares
  authorized, no shares issued and outstanding                           --
Common stock, $0.001 par value, 100,000,000 shares
  authorized, 750,000 shares issued and outstanding                     750
Additional paid-in capital                                            6,750
(Deficit) accumulated during development stage                           --
                                                                   --------
     Total Stockholders' Equity                                       7,500
                                                                    -------
                                                                $     7,500
                                                                    =======

 The accompanying notes are an integral part of these financial statements.

                                Juris Travel
                        (a Development Stage Company)
                           Statement of Operations

                                                               January 23,
                                                                   2002
                                                               (inception)
                                                                    to
                                                               January 31,
                                                                   2002

Revenue                                                        $         --
                                                                  ---------
Expenses:
  General and administrative expenses                                    --
  Payroll - related party                                                --
                                                                  ---------
     Total expenses                                                      --
                                                                  ---------
Net (loss)                                                     $         --
                                                                  =========
Weighted average number of
  common shares outstanding                                         750,000
                                                                  =========
Net (loss) per share                                           $     (0.00)
                                                                  =========

 The accompanying notes are an integral part of these financial statements.

                                Juris Travel
                        (a Development Stage Company)
                Statement of Changes in Stockholders' Equity
       For the Period January 23, 2002 (Inception) to January 31, 2002

                         Common Stock   Additiona   (Deficit)     Total
                        Shares    Amount    l      Accumulated Stockholder
                                          Paid-in     During         s
                                         Capital   Development    Equity
                                                      Stage
Balance, January 23,
2002                        -  $      - $       -  $         - $          -

Shares issued for     750,000       750     6,750                     7,500
cash

Net (loss)
 period ended January
31, 2002                                                    --           --
                        -----    ------   -------     --------    ---------
Balance, January 31,
2002                  750,000  $    750 $   6,750  $        -- $      7,500
                      =======    ======   =======     ========    =========

 The accompanying notes are an integral part of these financial statements.

                                Juris Travel
                        (a Development Stage Company)
                           Statement of Cash Flows

                                                               January 23,
                                                                  2002
                                                               (Inception)
                                                                   to
                                                               January 31,
                                                                  2002
Cash flows from operating activities
Net (loss)                                                    $          --
  Shares issued for services                                             --
                                                                  ----------
Net cash used by operating activities                                     --
                                                                 -----------
Cash flows from investing activities
Net cash used by investing activities                                     --
                                                                 -----------
Cash flows from financing activities
  Common stock issued                                                  7,500
                                                                 -----------
Net cash provided by financing activities                              7,500
                                                                 -----------
Net increase (decrease) in cash                                        7,500
Cash - beginning                                                           -
                                                                 -----------
Cash - ending                                                 $       7,500
                                                                 ===========
Supplemental disclosures:
  Interest paid                                               $           -
                                                                 ===========
  Income taxes paid                                           $           -
                                                                 ===========

 The accompanying notes are an integral part of these financial statements.

Note 1 - Summary of significant accounting policies

Organization
The Company was organized January 23, 2002 (Date of Inception) under the laws of the State of Nevada, as Juris Travel. The Company began the business of marketing, selling and distributing a verity of wholesale and retail travel related products and services. The Company was unsuccessful in conducting any business.

The Company has not commenced significant operations and, in accordance with SFAS #7, the Company is considered a development stage company.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

Revenue recognition
Sales and related cost of sales are generally recognized upon shipment of products. Cost of goods sold generally represents the cost of items sold and the related shipping and selling expenses.

Advertising Costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in general and administrative expenses as of January 31, 2002.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets
Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at January 31, 2002.

Stock-Based Compensation:
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

                                Juris Travel
                        (a Development Stage Company)
                                    Notes
Earnings per share
The Company follows Statement of Financial Accounting Standards No. 128. "Earnings Per Share" ("SFAS No. 128"). Basic earning per common share ("EPS") calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements
The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earnings and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

                                Juris Travel
                        (a Development Stage Company)
                                    Notes

Note 2 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                 U.S federal statutory rate      (34.0%)
                 Valuation reserve                 34.0%

                 Total                                -%

As of January 31, 2002, the Company has no net operating loss carryforward for tax purposes, which will be available to offset future taxable income.

Note 3 - Stockholder's equity

The Company is authorized to issue 20,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

During January 2002, the Company issued 750,000 shares of its $0.001 par value common stock for $.01 per share or $7,500.00 cash. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

There have been no other issuances of common or preferred stock.

Note 4 - Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its ravel related products, incurring costs and expenses. In addition, the Company's development activities since inception have been financially sustained by capital contributions.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The Company plans to raise an additional $25,000 through equity offerings in order to

                                Juris Travel
                        (a Development Stage Company)
                                    Notes

continue operations for the next 12 months. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 5 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 6 - Related party transactions

The Company issued a combined total of 750,000 shares of its $0.001 par value common stock to its director in exchange for cash valued at $7,500.

The Company does not lease or rent any property. Office services are provided without charge by the Company's director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

No  dealer, salesman or  any  other
person has been authorized to  give
any  information  or  to  make  any
representation  other  than   those
contained  in this prospectus  and,               JURIS TRAVEL
if  given or made, such information
or   representation  must  not   be                 $25,000
relied   upon   as   having    been
authorized  by us. This  prospectus
does  not  constitute an  offer  to
sell or a solicitation of any offer
to  buy any security other than the
shares  of common stock offered  by
this   prospectus,  nor   does   it
constitute an offer to  sell  or  a
solicitation  of any offer  to  buy
the  shares  of a common  stock  by
anyone in any jurisdiction in which
such  offer or solicitation is  not
authorized, or in which the  person
making  such  offer or solicitation
is  not qualified to do so,  or  to
any  person to whom it is  unlawful
to make such offer or solicitation.
Neither   the  delivery   of   this
prospectus   nor  any   sale   made
hereunder    shall,    under    any
circumstances      create       any
implication     that    information
contained herein is correct  as  of
any  time  subsequent to  the  date
hereof.
       _____________________                     _____________
         TABLE OF CONTENTS                         PROSPECTUS

                                     Page
Prospectus Summary                    1       DEALER PROSPECTUS DELIVERY
Summary Financial Information         2               OBLIGATION
Capitalization                        2
Risk Factors                          3    Until the offering termination
Special Note Regarding Forward-            date, all dealers that effect
Looking Statement                     7    transactions in these securities,
Use of Proceeds                       8    whether or not participating in
Determination of Offering Price       9    this offering, may be required to
Dilution                              9    deliver a prospectus. This is in
Plan of Distribution                  10   addition to the dealers'
Litigation                            11   obligation to deliver a
Management                            11   prospectus when acting as
Principal Stockholders                12   underwriters and with respect to
Description of Securities             12   their unsold allotments or
Legal Matters                         14   subscriptions.
Experts                               15
Disclosure of Commission Position
of Indemnification of Securities
Act Liabilities                       15
Our Business                          16
Reports to Stockholders               19
Management Discussion and Analysis    19
Facilities                            20
Market Price of Common Stock          21
Dividends                             21
Executive Compensation                21
Shares Eligible for Future Sale       22
Certain Relationships and Related
Party Transaction                     22
Changes in and Disagreements with
Accountants                           23
Audited Financials Statements
Independent Auditors Report          F-1
Balance Sheet                        F-2
Statement of Operations              F-3
Statement of Stockholders' Equity    F-4
Statement of Cash Flows              F-5
Notes to Financial Statements        F-6

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

     The Bylaws provide for indemnification of the directors, officers, and employees of Juris Travel in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Juris Travel if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

     Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Juris Travel in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

RECENT SALES OF UNREGISTERED SECURITIES

     During January 2002, the Company issued 750,000 of its $0.001 par value common stock at $0.01 per share to its director in exchange for cash at $7,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

     There have been no other issuances of common stock.

EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS
A.   The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.
     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
     (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 18, 2002.

JURIS TRAVEL

Signature                   Title                        Date

/s/ Roxana Isabel Vargas    President                    March 18, 2002
Roxana Isabel Vargas

/s/ Roxana Isabel Vargas    Sole Director                March 18, 2002
Roxana Isabel Vargas

/s/ Roxana Isabel Vargas    Principal Executive Officer  March 18, 2002
Roxana Isabel Vargas

/s/ Roxana Isabel Vargas    Principal Financial Officer  March 18, 2002
Roxana Isabel Vargas

/s/ Roxana Isabel Vargas    Principal Accounting Officer March 18, 2002
Roxana Isabel Vargas

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EXHIBIT INDEX

Financial Statements:

     a)   Juris Travel (Attached)
               Report of Independent Auditor
               Balance Sheet For The Period Ending January 31, 2002 Statement of Operations For The Period January 23, 2002 (Inception)
               through January 31, 2002.
               Statement of Stockholders' Deficit For The Period January 23,
               2002
               (Inception) through January 31, 2002.
               Statement of Cash Flows For The Period January 23, 2002 (Inception) through January 31, 2002
               Notes to Financial Statements

Exhibit        Description

3i        Articles of Incorporation of Juris Travel filed on January 23, 2002
3ii       Bylaws of Juris Travel
5         Opinion of Donald J. Stoecklein, Esquire
10.1 Travel Agency Agreement between Juris Travel and Global Travel International dated February 19, 2002.
11        Statement re: Computation of per share earnings
23-1      Consent of G. Brad Beckstead, C.P.A.
23-2      Consent of Stoecklein Law Group